EXHIBIT 10.30

FIRST AMENDMENT TO THE
SANMINA-SCI CORPORATION
DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
This FIRST AMENDMENT to the Sanmina-SCI Corporation Deferred Compensation Plan for Outside Directors (the “Plan”) is made this ____ day of February 2013 by the Deferred Compensation Plans Committee (the “Committee”).
Sanmina Corporation (the “Company”) currently maintains the Plan. The Company changed its name from Sanmina-SCI Corporation to Sanmina Corporation effective November 15, 2012. Pursuant to Section 8.1 of the Plan, the Committee has the authority to amend the Plan. The Committee now desires to amend the Plan to reflect such name change.
NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of the date hereof, to (1) change the name of the Plan to “Sanmina Corporation Deferred Compensation Plan for Outside Directors” and (2) replace “Sanmina-SCI” with “Sanmina” wherever the same appears.
IN WITNESS WHEREOF, this First Amendment was adopted as of the date first written above.
DEFERRED COMPENSATION PLANS COMMITTEE
By:     /s/ Brian Casey
Title:     SVP Treasury